UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger

On March 14, 2014, Roomlinx, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Signal Point Holdings Corp., a Delaware corporation (“SP”), and Roomlinx Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Subsidiary”).

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Subsidiary will be merged with and into SP, a provider of domestic and international telecommunications services, with SP continuing as the surviving entity in the Merger as a wholly-owned subsidiary of the Company (the “Merger”).

Simultaneous with the effective time of the Merger (the “Effective Time”), the Company will effect a reverse split of its common stock (the “Reverse Stock Split”) utilizing a ratio resulting in the Company having 600,000 shares of common stock issued and outstanding following the Reverse Stock Split.

At the Effective Time, pursuant to the Merger Agreement:

●
all shares of SP common stock issued and outstanding immediately prior to the Effective Time will be exchanged for an aggregate of 120,000,000 restricted shares of common stock of the Company, and the holders of SP common stock immediately prior to the Effective Time will, when taken together with shares of Company common stock (i) issuable at the Effective Time to The Robert DePalo Special Opportunity Fund, LLC upon conversion of approximately $3,200,000 of indebtedness at $1.20 per share of SP (or approximately 2,666,667 shares) and (ii) issuable pursuant to any equity offering consummated by any party to the Merger Agreement prior to the Effective Time, hold shares of Company common stock representing in the aggregate eighty-six percent (86%) of the outstanding shares of the Company’s common stock immediately following the Effective Time;

●
the shares of SP’s Series A Preferred Stock and Series B Preferred Stock issued and outstanding immediately prior to the Effective Time will be exchanged for shares of Series A Preferred Stock and Series B Preferred Stock, as applicable, of the Company, having substantially identical terms to SP’s Series A Preferred Stock and Series B Preferred Stock, except in connection with dividends payable from the revenues of the newly formed Roomlinx, Inc. subsidiary described below;

●
all options to purchase SP common stock and restricted stock awards issued and outstanding immediately prior to the Effective Time under the current SP Employee Incentive Plan will be exchanged for options and awards to purchase an identical number of shares of Company common stock on the same terms and conditions;

●
each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time, but after giving effect to the Reverse Stock Split, will remain outstanding. Also, the holders of the Company’s common stock immediately prior to the Effective Time and Cenfin, LLC, a secured lender of the Company (in exchange for its agreement at the closing of the Merger to restructure indebtedness owed to it by the Company), will receive additional (but restricted) shares of the Company’s common stock at the Effective Time. Accordingly, the holders of the Company’s common stock will hold shares of Company common stock which, when taken together with shares of Company common stock (i) issuable upon the exercise of Roomlinx warrants outstanding immediately prior to the Effective Time (not including out-of-the-money warrants) and (ii) to be issued to Cenfin, LLC in exchange for its agreement to restructure indebtedness owed to it by the Company, will represent in the aggregate fourteen percent (14%) of the outstanding shares of the Company’s common stock immediately following the Effective Time;

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●
holders of the existing preferred stock of the Company will receive payments with respect to such shares, the Company’s preferred stock will be cancelled and there will be no existing shares of the Company’s preferred stock outstanding following the Merger, except as described above; and

●	all outstanding options to purchase Company capital stock issued under the Company’s Stock Option Plan will terminate in accordance with the terms thereof.

Also, at the closing of the Merger, SP will make a cash contribution to the Company in an amount equal to One Million Dollars ($1,000,000) (subject to certain limitations regarding the use thereof).

The Restructuring

Simultaneously with the Merger, upon the terms and conditions set forth in the Merger Agreement, the Company will (i) change its name from “Roomlinx, Inc.” to “Signal Share, Inc.”, (ii) amend and restate its Articles of Incorporation to substantially conform to the certificate of incorporation currently in effect for SP (the “Restated Articles of Incorporation”), (iii) assume certain obligations of SP, and (iv) transfer substantially all of its assets (excluding the Cardinal Shares, as defined below) and liabilities into a newly-formed, wholly-owned subsidiary named SignalShare Hospitality, Inc. (hereinafter referred to as “Roomlinx Subsidiary”).

The officers and directors of the Company following the consummation of the Merger shall be:

Aaron Dobrinsky	Chief Executive Officer and Director
Christopher Broderick	Chief Operating Officer and Director

Biographical information of the above referenced persons shall be included in the Company’s proxy statement filed in connection with the Merger or in an amendment to this Current Report on Form 8-K to be filed by the Company in connection with the consummation of the Merger.

Merger Agreement

Each party’s obligation to consummate the Merger is subject to customary conditions, including, but not limited to: (i) approval of the Merger Agreement and the Restated Articles of Incorporation by the holders of at least a majority of the voting power of the outstanding shares of the Company common stock and SP common stock entitled to vote thereon, as applicable (the “Requisite Stockholder Votes”); (ii) the absence of any legal impediments preventing or restraining the Merger; (iii) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), and (iv) the other party’s compliance with its obligations under the Merger Agreement in all material respects. Additionally, each party’s obligation to consummate the Merger is subject to certain other conditions, including, but not limited to, completion of the Reverse Stock Split, the execution and delivery of a debt restructuring agreement with Cenfin, LLC (which debt will be solely secured by the assets of Roomlinx Subsidiary and any material contracts not assigned to Roomlinx Subsidiary in connection with the Restructuring described above), the conversion of $3,200,000 owed by SP to The Robert DePalo Special Opportunity Fund LLC and certain employment, consulting and other specified agreements.

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The Company and SP have each made customary representations and warranties in the Merger Agreement. The Merger Agreement also includes customary covenants of the parties, including covenants that the Company and SP will (i) conduct their respective businesses in the ordinary course of business consistent with past practice and refrain from taking certain specified actions prior to the consummation of the Merger, (ii) seek the approval of their respective holders of common stock in order to obtain the Requisite Stockholder Votes, (iii) prepare and file all documents necessary to obtain required governmental consents, and (iv) use reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement contains customary termination rights for the Company and SP, including, among other things, if the Merger is not consummated on or prior to April 7, 2014, if a governmental entity issues a final, non-appealable order, decree or ruling or taken any other action restraining, enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement, or for breaches of representations, warranties or agreements that result in the failure of certain conditions to closing being satisfied.

Escrow Agreement; Transitional Services Agreement

At the Effective Time, the Company and SP will deposit in escrow, with a mutually agreed upon escrow agent, a stock certificate representing shares of Cardinal Broadband owned by the Company (the “Cardinal Shares”), and a stock certificate representing shares of Signal Point Corp. owned by SP. Pursuant to an escrow agreement to be entered into among the Company, SP and the escrow agent (the “Escrow Agreement”), the escrowed stock certificates will be held in escrow pending receipt of certain regulatory approvals with respect to the transactions contemplated by the Merger Agreement.

The parties to the Merger Agreement and their affiliates also will enter into a transitional services agreement (the “Transitional Services Agreement”) at the closing of the Merger, pursuant to which the parties will agree to the conduct of their respective businesses, until the regulatory approvals are received and the escrowed stock certificates are released in accordance with the Escrow Agreement, to ensure compliance with the communications licenses by which the Company’s and SP’s affiliates are bound.

The Company’s Board of Directors approved the Company’s entry into the Merger Agreement and the transactions contemplated thereby and the Restated Articles of Incorporation. The Company will seek the affirmative vote of the holders of not less than a majority of the voting power of the outstanding Company common stock to the Merger Agreement and the Restated Articles of Incorporation. The Company shall file a Proxy Statement on Schedule 14A with the Securities and Exchange Commission and shall hold a special meeting of its stockholders with respect to the Merger Agreement and the transactions contemplated thereby and the Restated Articles of Incorporation.

A copy of the Merger Agreement, with a summary of disclosure schedules attached thereto, has been attached as an exhibit to this Current Report on Form 8-K to provide our stockholders and investors with information regarding its terms. It is not intended to provide any other factual information about the Company, SP or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, SP or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure letters that the parties have exchanged. Accordingly, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, SP or any of their respective affiliates or businesses. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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The foregoing descriptions of the Merger Agreement, the Escrow Agreement and the Transitional Services Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the Escrow Agreement and the Transitional Services Agreement which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)        Financial statements of businesses acquired.

Financial statements required by this item will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K/A not later than 71 calendar days after the date by which this Current Report is required be filed.

(b)        Pro forma financial information.

Financial statements required by this item will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K/A not later than 71 calendar days after the date by which this Current Report is required be filed.

(d)        Exhibits:

Exhibit	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 14, 2014, by and among Roomlinx, Inc., Signal Point Holdings Corp. and Roomlinx Merger Corp.*

10.1	Form of Escrow Agreement, by and among Roomlinx, Inc., Signal Point Holdings Corp., Signal Point Corp. and Signal Share, Inc.

10.2	Form of Transitional Services Agreement, by and among Roomlinx, Inc., Signal Point Holdings Corp. Signal Point Corp., Signal Share, Inc. and Cardinal Broadband.

*	The exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A list of exhibits and schedules is set forth in the Agreement and Plan of Merger. The Company will furnish a copy of any such omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2014	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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